Exhibit 10.5(f)

THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

This Third Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement (the  “Amendment”) is made this 27th day of November, 2019 by and among Green Plains Trade Group LLC, a limited liability company formed under the laws of the State of Delaware (“GTRADE”), and each other Person joined as a Borrower from time to time (each a “Borrower”, and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A.On July 28, 2017, Borrower, Lenders and Agent entered into that certain Fourth Amended and Restated Revolving Credit and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto.  The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.”  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement, as amended hereby.

B.The Borrower sells certain accounts receivable on an ongoing basis pursuant to a certain supplier agreement (the “Supplier Agreement”), dated as of March 8, 2018, and wishes for such accounts receivable to be included in the Formula Amount under the Loan Agreement until such time as consideration is paid for such accounts receivable under and pursuant to the Supplier Agreement.

C.In connection with the foregoing, the Borrower hereby requests, and subject to the terms and conditions hereof, Agent and the Required Lenders have agreed to amend certain terms and provisions of the Loan Agreement as more particularly described herein.

D.The parties hereto are entering into this Amendment with the understanding and agreement that, except as expressly provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or any Other Document is being waived or modified by the terms of this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Amendments to Loan Agreement. On the Effective Date (as defined below), the Loan Agreement is amended as follows:
(a) New Definitions. The following new definitions are hereby added to Section 1.2 of the Loan Agreement in alphabetical order as follows:

“Eligible Supply Chain Receivables” shall mean each Receivable (a) owing from a certain specific single customer of Borrower, separately identified to Agent and Lenders and acceptable to Agent in its Permitted Discretion, which is the subject of that certain (i) supplier agreement between Citibank, N.A. and Borrower dated as of March 8, 2018 and (ii) lien release and assignment of proceeds agreement by and among Citibank, N.A., Borrower and Agent dated as of June 7, 2018, (b) that meets the requirements of an Eligible Receivable, except (i) clause (b) of such definition; provided that, such Receivable is not due or unpaid more than ten (10) days after the original due date or fifteen (15) days after the original invoice date and (ii) clause (t) of such definition and (c) such Receivable is otherwise satisfactory to Agent in its Permitted Discretion.

“Eligible Supply Chain Receivables Guaranty Agreement” shall mean that certain guaranty agreement between the corporate parent owning 100% of the Equity Interests of the certain single customer of Borrower identified to Agent pursuant to the definition of Eligible Supply Chain Receivables and Borrower dated as of November 7, 2019, pursuant to which such corporate parent guarantees any and all amounts owning by such single customer to Borrower up to an amount equal to $40,000,000.

(b) Revolving Advances and FILO Advances. Section 2.1(a)(y)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(i) subject to the provisions of Sections 2.1(c) and (d) hereof, up to 85% (“Receivables Advance Rate”) of Eligible Receivables, Eligible Off-load Receivables, Eligible Insured Foreign Receivables, Eligible Un-Insured Foreign Receivables, Eligible Unbilled Receivables and Eligible Supply Chain Receivables,  plus

(c) Sublimits. A new Section 2.1(c)(v) shall be added to the end of Section 2.1(c) of the Loan Agreement as follows:

(v)  the aggregate amount of Revolving Advances made to Borrowers against Eligible Supply Chain Receivables shall not exceed, at any time, the lesser of (A) an amount equal to 25% of the amount derived from the calculation made pursuant to Section 2.1(a)(y)(i) (subject, for the avoidance of doubt, to the sublimits applicable in respect of this Section 2.1(c)) or (B) the then current amount guaranteed pursuant to the Eligible Supply Chain Receivables Guaranty Agreement.

(d) Schedules. Section 9.2(b) of the Loan Agreement is hereby amended and restated in its entirely as follows:

(b) (1) the Tuesday of each calendar week as of Friday of the prior calendar week, (2) the business day following the deposit into a Blocked Account of funds representing collections on Eligible Supply Chain Receivables in an amount which, together with all other collections on Eligible Supply Chain Receivables since the Agent’s receipt of the most recent Borrowing Base Certificate, would equal an aggregate amount in excess of $10,000,000 and (3) at all times that a Springing Event exists, on each day an Advance is requested;

(e) Acknowledgement Regarding Any Supported QFCs. A new Section 16.19 shall be added to the end of Article XVI of the Loan Agreement as follows:

Section 16.19.  Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement and Other Document provide support, through a guarantee or otherwise, for Lender-Provided Interest Rate Hedges, Lender-Provided Foreign Currency Hedges or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement, the Other Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and the Other Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement and the Other Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 16.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

2. Representations and Warranties of Borrowers. Each Borrower hereby:

(a)reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)reaffirms all of the covenants contained in the Loan Agreement (as amended hereby), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws,  or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3. Conditions Precedent/Effectiveness Conditions.  This Amendment shall be effective upon the date of satisfaction of the following conditions precedent (“Effective Date”) (all documents to be in form and substance reasonably satisfactory to Agent and Agent’s counsel):

(a) Agent shall have received this Amendment fully executed by the Borrowers and Guarantor;
(b) Agent shall have received the fully executed Supplier Agreement and any UCC-1 financing statement in form and substance satisfactory to Agent;

(c) Agent and Borrowers shall have agreed on an updated form of Exhibit 1.2 [Borrowing Base Certificate] to the Loan Agreement, which shall (i) be in form and substance satisfactory to Agent in its Permitted Discretion and (ii) give effect to the ledgerization of each Eligible Supply Chain Receivable; and

(d) Agent shall have received such other agreements, documents or information as requested by Agent in its reasonable discretion.

4. Further Assurances.  Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the terms of this Amendment.

5. Payment of Expenses.  Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6. Reaffirmation of Loan Agreement.  Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7. Confirmation of Indebtedness.  Borrowers confirm and acknowledge that as of the close of business on November 27, 2019, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $93,071,482.25, consisting of (i) $87,946,482.25 on account of Revolving Advances, $11,200,910,62 on account of FILO Advances and $5,125,000.00 on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

8. Acknowledgment of Guarantors. By execution of this Amendment, Green Plains Inc., formerly known as Green Plains Renewable Energy, Inc., hereby covenants and agrees that 5 its Fourth Amended and Restated Limited Guaranty and Suretyship Agreement dated July 28, 2017 shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers to Agent and Lenders.

9. Miscellaneous.
(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.
(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law.  The terms and conditions of this Amendment and all matters relating hereto or thereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

(e) Counterparts.  This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

GREEN PLAINS TRADE GROUP LLC, as Borrower

By:	/s/ Phil Boggs
Name:	Phil Boggs
Title:	SVP, Investor Relations and Treasurer

GREEN PLAINS INC., as Guarantor

By:	/s/ Phil Boggs
Name:	Phil Boggs
Title:	SVP, Investor Relations and Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

By:	/s/ James Simpson
Name:	James Simpson
Title:	Senior Vice President

CITIBANK, N.A., as Lender

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO

FOURTH AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

BMO HARRIS BANK N.A., as Lender

By:	/s/ Terrence McKenna
Name:	Terrence McKenna
Title:	Director

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Shipman
Name:	Michael Shipman
Title:	Vice President

STERLING NATIONAL BANK, as a Lender

By:	/s/ Dennis Kujawa
Name:	Dennis Kujawa
Title:	First Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Charles Fairchild
Name:	Charles Fairchild
Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO

FOURTH AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]